EXHIBIT 3.7

850-617-6381 10/28/2015 3:00:41 PM PAGE 1/001 Fax Server

October 28, 2015

FLORIDA DEPARTMENT OF STATE
Division of Corporations

BRIGHT MOUNTAIN MEDIA, INC.
6400 CONGRESS AVE.
SUITE 2250
BOCA RATON, FL 33487

Re: Document Number P10000050881

The Articles of Amendment to the Articles of Incorporation of BRIGHT MOUNTAIN ACQUISITION CORPORATION which changed its name to BRIGHT MOUNTAIN MEDIA, INC., a Florida corporation, were filed on October 27, 2015, effective December 7, 2015.

This document was electronically received and filed under FAX audit number H15000256411.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Carol Mustain
Regulatory Specialist II
Division of Corporations

Letter Number: 415A00022843

P.O BOX 6327 – Tallahassee, Florida 32314

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

BRIGHT MOUNTAIN ACQUISITION CORPORATION

Pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida (the “FBCA”), the undersigned Chief Executive Officer of Bright Mountain Acquisition Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Florida and bearing Document Number P10000050881, does hereby certify:

FIRST:

The Board of Directors approved the following amendment to the Corporation’s Amended and Restated Articles of Incorporation by a unanimous written consent on October 13, 2015 pursuant to Section 607.0821 of the FBCA, and recommended that the Corporation’s shareholders approve such amendment.

SECOND:

The holders of a majority of the Corporation’s issued and outstanding common stock, representing its sole class of voting securities, approved the following amendment to the Corporation’s Amended and Restated Articles of Incorporation by written consent on October 26, 2015 pursuant to Section 607.0704 of the FBCA.  The number of votes cast by the majority shareholders was sufficient for approval.

THIRD:

Article I of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE I

NAME

The name of the Corporation is Bright Mountain Media, Inc.

FOURTH:

The effective date of these Articles of Amendment shall be December 7, 2015.

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these Articles of Amendment as of October 27, 2015.

Bright Mountain Acquisition Corporation

By:	/s/ Annette Casacci
Annette Casacci,
Chief Financial Officer